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                                                                   EXHIBIT 10(c)

                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS



          We consent to the reference to our Firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated April __, 2001 with respect to the financial statements of the Canada Life of New York Variable Annuity Account 1 and the Canada Life Insurance Company of New York included in the Registration Statement [Form N-4, No. 33-32199] and related Prospectus of Canada Life of New York Variable Annuity Account 1 [dated May 1, 2001].



                                                      /s/ Ernst & Young LLP


          Toronto, Canada,
          April 15, 2000.                                Chartered Accountants